                                   DVI, INC.


                       SUBSIDIARIES AND SUB-SUBSIDIARIES

                                                                      EXHIBIT 21


                                                           PERCENTAGE OWNED BY
                                                         -----------------------
NAME OF ENTITY/JURISDICTION OF ORGANIZATION              REGISTRANT    SUBSIDIARY
- - -------------------------------------------              ----------    ----------
DVI Financial Services Inc. (Delaware)                       100%
DVI Healthcare Operations, Inc. (Delaware)                   100%
DVI Business Credit Corporation (Delaware)                   100%
DVI Lease Finance Corporation II (Delaware)                               100%
DVI Receivables Corp.                                                     100%
DVI Lease Finance Corp. 1993-A                                            100%
West Los Angeles MRI, Inc. (California)                                   100%
A/R Advantage, Inc. (California)                                          100%
Northwest Georgia Neurovascular Associates, Inc.
  (Georgia)                                                               100%
DVI Tempe, Inc. (Delaware)                                                100%
DVI of Houston, Inc. (Delaware)                                           100%
Wausau MRI, Inc. (Delaware)                                               100%
Westgate Imaging Center, Inc. (Delaware)                                  100%
West Los Angeles MRI, L.P.                                                100%
Beverly Hills Imaging, L.P.                                               100%
Vascular Centers of America, L.P.                                          60%
DVI-TMC Imaging Limited Partnership                                        60%
Texas MRI, JV                                                           59.52%